Exhibit 31.2
CERTIFICATION

I, Steven Steinberg, certify that:

1.	I have reviewed this annual report on Form 10-K of Answers Corporation;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Steven Steinberg
Steven Steinberg
Chief Financial Officer

August 30, 2010